Exhibit 21 Subsidiaries of Ideanomics, Inc. Name of Subsidiary Jurisdiction of Incorporation or Organization Ideanomics Capital, Inc. Delaware, USA US Hybrid Corporation Delaware, USA Solectrac, Inc. California, USA Justly Holdings, Inc. Delaware, USA Justly Markets, LLC Delaware, USA Wireless Advanced Vehicle Electrification, LLC Delaware, USA Medici Motor Works Holdings Delaware, USA Medici Motor Works Inc Delaware, USA FNL Technologies, Inc. Delaware, USA The MDI Keeper’s Fund L.P. Delaware, USA Ideanomics Services Limited England and Wales Fintech Village LLC Connecticut, USA Blackhorse Ventures Cayman Intelligenta Ltd. New York, USA Yong Jin Financial Services Pte. Ltd. Singapore Ideanomics Spain, S.L.U. Spain Tree Technologies Sdn. Bhd. Malaysia Glory Connection Sdn. Bhd. Malaysia Tree Manufacturing Sdn. Bhd. Malaysia Prettl Electronics Automotive Gmbh Germany Prettl Electronics Automotive South Carolina, USA Energica Motor Company SpA Italy Technology Metals Market Ltd England and Wales Mobile Energy Global Limited Cayman Medici Operation Limited Hong Kong YOU On Demand (Beijing) Technology Co., Ltd. China Ideanomics (Beijing) New Energy Co., Ltd. China Ideanomics (Zhejiang) New Energy Technology Co., Ltd China Ideanomics (Shanghai) New Energy Technology Co., Ltd China Qingdao Medici New Energy Automobile Co., Ltd. China Qingdao Zhongsen Tower Communication Co., Ltd. China Qingdao Chengyang Medici Zhixing New Energy Automobile Co., Ltd. China Sichuan Shenma Zhixing Technology Co., Ltd. China Guizhou Qianxi China Mobile Energy Operation Group Limited British Virgin Islands MEG Technology Services Group Limited Hong Kong M.Y. Products Global Limited British Virgin Islands

M.Y. Products Global Holdings Limited British Virgin Islands Frequency Networks, Inc. Delaware, USA Shanghai Ainengju Investment Management Consulting Co., Ltd. China Qingdao Ainengju Automobile Trading Market Co. Ltd. China Shanghai Wecast Supply Chain Management Co., Ltd China M.Y. Products, LLC Indiana, USA Guizhou Wide Angel Holding China Shanghai Yiyoukong New Energy Development Co., Ltd. China Timios Holdings Corp. Delaware, USA Fiducia Real Estate Solutions, Inc. Delaware, USA Crestview Asset Management, LLC Utah, USA Timios Appraisal Management, Inc. Delaware, USA Timios, Inc. Delaware, USA Timios Title, a California Corporation California, USA Timios Agency of Alabama, Inc. Alabama, USA Timios Agency of Nevada, Inc. Nevada, USA Timios Agency of Utah Inc. Utah, USA Timios Agency of Arkansas Inc. Arkansas, USA Timios Hawaii, Inc. Hawaii, USA Celer Escrow Company California, USA Celer Settlements, LLC Delaware, USA OrangeGrid LLC California, USA